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                                                                    Exhibit 99.3

                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

        This First Amendment (this "First Amendment") is dated effective July 1, 2001 by and among Kramont Operating Partnership, L.P., a Delaware limited partnership (the "Company"), Kramont Realty Trust, a Maryland real estate investment trust ("Kramont") and Etta M. Strehle ("Executive").

                                   BACKGROUND

        WHEREAS, the parties hereto entered into an Employment Agreement (the "Employment Agreement") dated June 28, 2000, wherein the parties agreed to the terms and conditions of Executive's employment with the Company; and

        WHEREAS, the parties hereto desire to amend certain of the terms and conditions of the Employment Agreement.

        NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

        1. All capitalized terms used herein, but not otherwise defined, shall have the meanings ascribed in the Employment Agreement.

        2. Subject to the provisions contained in Paragraph 3 of the Employment Agreement, the Term of Employment is hereby extended to June 30, 2002 (the "Extended Term of Employment").

        3. During the Extended Term of Employment, Executive's Base Salary shall be $150,000.00 payable in equal bi-weekly installments in accordance with the Company's normal payroll practices.


        4. Subject to the provisions contained in Paragraph 5 of the Employment Agreement, it is agreed and understood that that Executive shall be entitled to 3 weeks of vacation.

        5. In accordance with the Kramont 2000 Incentive Plan, the Company hereby grants the Executive 2,353 restricted shares of common stock under the terms and conditions contained in a share grant letter agreement (the "Share Grant Agreement"), the form of which is attached hereto and made a part hereof as Exhibit "A". Simultaneous with the execution of this First Amendment, Executive agrees to execute and deliver to the Company the Share Grant Agreement.


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        6.      This First Amendment and the Employment Agreement represent the entire understanding between the parties and supersede all other oral or written agreements between the parties. The Employment Agreement, as amended by this First Amendment, is hereby ratified and confirmed and remains in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed and delivered this First Amendment as of the date and year first above written.



                                        KRAMONT OPERATING PARTNERSHIP, L.P.


                                        By: /s/ LOUIS P. MESHON, SR.
                                           --------------------------------
                                           Louis P. Meshon, Sr.
                                           President


                                        KRAMONT REALTY TRUST


                                        By: /s/ LOUIS P. MESHON, SR.
                                           --------------------------------
                                           Louis P. Meshon, Sr.
                                           President


                                        Executive



                                        By: /s/ ETTA M. STREHLE
                                           --------------------------------
                                           Etta M. Strehle